Exhibit 10.7.2
THIRD AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
Extension of Number Range for 6-Digit CSCs
     This Third Amendment to the Common Short Code License Agreement (“Third Amendment”), dated as of the twenty-first (21st) day of September, 2006 between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”) and CTIA — The Wireless Association® (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036.
     WHEREAS, NeuStar entered into a Common Short Code License Agreement with the CTIA (“License Agreement”) dated October 17, 2003 to develop and maintain a database of common short codes, to process common short code applications and assign common short codes to applicants and to engage in other Registry Services on behalf of members of the wireless industry;
     WHEREAS, NeuStar and CTIA now desire to amend the Assignment Guidelines to reflect modified specifications from the Common Short Code Working Group by increasing the number range for 6-digit CSCs.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
I. Terms used in this Third Amendment and not otherwise defined shall have the same meaning set forth in the License Agreement.
II. Commencing on September 12, 2006, Registry shall make available for lease all six-digit CSCs between 200000 through 222221. No later than five (5) days prior to the launch of such 6-digit CSCs Carriers may request 6-digit CSCs to be reserved from this pool, rendering them unavailable for general registration on the 6-digit Launch Date as a CSC. Carriers may return such 6-digit Grandfathered CSCs to the available pool of CSCs at any time.
III. The Parties hereby agree that this Third Amendment shall serve to revise Section 2 of Exhibit to the License Agreement to reflect the changes set forth in II above.
IV. Except as specifically modified by this Third Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the date first written above.

NEUSTAR, INC.		CTIA

By:	/s/ Steven Boyce	By:	/s/ Robert B. Mesirow
Name: Steven Boyce		Name: Robert B. Mesirow
Title: V.P. Controller		Title: Vice President
Date: Oct 4, 2006		Date: September 21, 2006